Exhibit 3.2
FORM OF AMENDED AND RESTATED BY-LAWS
OF
ENEXUS ENERGY CORPORATION
(A Delaware Corporation)
Effective                     , 2008

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SECTION 14. Separability	17

ARTICLE XI. AMENDMENTS

SECTION 1. Amendments	18
SECTION 2. Entire Board of Director	18

ARTICLE XII. FISCAL YEAR

SECTION 1. Fiscal Year	18

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ARTICLE I.
OFFICES
SECTION 1. Registered Office. The registered office of Enexus Energy Corporation (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.
SECTION 2. Other Offices . The Corporation may also have offices, in or outside the State of Delaware, at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
SECTION 1. Place of Meetings. All meetings of stockholders, whether annual or special, shall be held at such place for said meeting, either within or without the State of Delaware, as shall have been fixed by the Board of Directors and set forth in the notice of meeting.
SECTION 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time of day as shall have been fixed by resolution of the Board of Directors. With respect to any such annual meeting of stockholders, the Corporation shall solicit proxies, relating to all matters proposed by the management of the Corporation at the time of such solicitation, to be submitted for action at said annual meeting, from the holders of all securities of the Corporation entitled to vote at such annual meeting.
SECTION 3. Special Meetings. Special meetings of the stockholders may be held at any time upon the call of a majority of the entire Board of Directors, the Chairman of the Board, the person, if any, designated by the Board of Directors as the Chief Executive Officer, or by a majority of the entire Executive Committee of the Board of Directors, if there should be one. The notice of each special meeting shall state the place, date, hour, and purpose or purposes of the proposed meeting, and the business transacted at such meeting shall be confined to such purpose or purposes. Such written notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.
SECTION 4. Stockholders Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 4 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
SECTION 5. Notice. Whenever stockholders are required or permitted to take action at a meeting, a written or printed notice shall be given, signed by the Chairman of the Board, a President, a Vice President, the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer. The written or printed notice shall specify the time, place, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote in such meeting, and, in the case of special meetings, the purpose or purposes of every meeting of stockholders. Unless otherwise required by law, written notice shall be given not less than ten (10) nor more than sixty (60) days before such meeting to each stockholder of record entitled to vote.
SECTION 6. Quorum. The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote shall constitute a quorum for the transaction of business at any meeting of the stockholders.
SECTION 7. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 5 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
SECTION 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
          (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
          (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.
Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
SECTION 9. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
SECTION 10. Organization. The chief executive officer or, in his absence, a person appointed by him or, in default of such appointment, the officer next in seniority of position, shall call meetings of the stockholders to order and shall act as Chairman thereof. The Secretary of the Corporation, if present, shall act as Secretary of all meetings of stockholders, and in his absence, the presiding officer may appoint a Secretary.

ARTICLE III.
DIRECTORS
SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Company or by these By-Laws directed or required to be exercised or done by the stockholders.
SECTION 2. Number and Election of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2009 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2010 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2011 annual meeting. At each succeeding annual meeting of stockholders beginning in 2009, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
Except as provided in Article III, Section 9 of these By-Laws, each director of the Corporation shall be elected by the vote of a majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees for any election of directors nominated (i) by the Board of Directors, (ii) any stockholder, or (iii) a combination of nominees by the Board of Directors and any stockholder exceeds the number of directors to be elected (“Contested Election”), the nominees receiving a plurality of the votes cast by holders of shares entitled to vote at any meeting for the election of directors at which a quorum is present will be elected. For purposes of this Section 2 of Article III, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. The votes cast shall exclude abstentions with respect to that director’s election.
SECTION 3. Resignations. Any director may resign at any time by giving notice in writing or by electronic transmission of such resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman, a President, a Vice President, the Secretary or an Assistant Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.
SECTION 4. Meetings, Notice. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the

Board or by the Chairman of the Board, the Vice Chairman, a President or a Vice President and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chief Executive Officer of the Corporation or any two of the directors by oral, telegraphic or written notice, duly given, or sent or mailed to each Director not less than twenty-four (24) hours before such meeting. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, but in any event at intervals of not more than three (3) months. Special Meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by a majority of the Board of Directors.
SECTION 5. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. Notice of any adjourned meeting shall be given as set forth in Section 4 of this Article III. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called and noticed.
SECTION 6. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
SECTION 7. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these By-Laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.
SECTION 8. Participation in Meetings by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
SECTION 9. Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
SECTION 10. Compensation. Each director who shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an “outside director”), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 10 of Article III shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.
SECTION 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
SECTION 12. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders properly held for such purpose or at any special meeting of stockholders called for the purpose of electing directors (a) by or at the direction of the Board, (b) by any committee or person appointed by the Board for such purpose, or (c) by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 of Article III and on the record date for the determination of stockholders entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12 of Article III. Such nominations by any stockholder of record shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall have been delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made, and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the earlier of the date on which notice or public disclosure of the date of the special meeting was given or made. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation and any of its subsidiaries which are owned beneficially or of record by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules or regulations promulgated thereunder, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder with respect to any share of stock of the Corporation and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish his written consent to serve if elected and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation if his election to the Board of Directors would cause the Corporation to be in violation of any applicable statute, rule or regulation, and unless nominated in accordance with the procedures set forth herein.
The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination shall be disregarded.
SECTION 13. Stockholder Proposed Business at Annual Meetings. To properly bring business before the annual meeting of stockholders, a stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made. The anniversary date for the first annual meeting following the adoption of these By-Laws shall be deemed to be                     , 2009. A stockholder’s notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder with respect to any share of stock of the Corporation and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, such stockholder shall comply with the procedures in Article III, Section 12.
Notwithstanding anything in the By-Laws to the contrary, no business shall be brought before the annual meeting by a stockholder or conducted at such annual meeting except in accordance with the procedures set forth in this Article III, Section 13; and except that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act, and is to be included in the Corporation’s proxy statement for an annual meeting of the stockholders shall be deemed to comply with the requirement of this Article III, Section 13; provided, however, that nothing in this Article III, Section 13 shall be deemed to prelude discussion by any stockholder of any business properly brought before the annual meeting.
The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article III, Section 13, and any such business shall not be transacted.
ARTICLE IV.
EXECUTIVE COMMITTEE AND OTHER COMMITTEES
SECTION 1. Executive Committee. The Board of Directors may appoint an Executive Committee of not less than three (3) or more than eight (8) members, to serve during the pleasure of the Board, to consist of the Chairman of the Board and such additional directors as the Board may from time to time designate. The Chairman of the Board of the Corporation shall be Chairman of the Executive Committee.
SECTION 2. Procedure. The Executive Committee shall meet at the call of the Chairman of the Executive Committee or of any two (2) members. A majority of the members shall be necessary to constitute a quorum and action shall be taken by a majority vote of those present.
SECTION 3. Powers and Reports. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation, subject to any limitations applicable pursuant to the General Corporation Law of the State of Delaware (“GCL”). The taking of action by the Executive Committee shall be conclusive evidence that the Board was not in session when such action was taken. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board at its meeting next following the meeting of the Executive Committee and shall be subject to revision or alteration by the Board; provided, that no rights of third parties shall be affected by such revision or alteration.
SECTION 4. Other Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article IV, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

ARTICLE V.
OFFICERS
SECTION 1. Executive Officers. The Board of Directors shall elect individuals to occupy at least three (3) executive offices: Secretary, Treasurer and at least one other office, being either Chairman of the Board, President or Vice President. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including (if not so elected above) Chairman of the Board, Vice Chairman of the Board, one or more Presidents or Vice Presidents and whatever other executive offices which the Board sees fit to fill. The Board of Directors shall, by resolution, designate one executive officer as the Chief Executive Officer of the Corporation who, subject to the direction of the Board of Directors and of the Executive Committee, shall have direct charge of and general supervision over the business and affairs of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until his successor shall have been duly elected and qualified, or until he shall have died or resigned or shall have been removed by majority vote of the whole Board. The powers and duties of Secretary and Treasurer may be exercised and performed by the same person, and a Vice President may at the same time hold any other office except President.
SECTION 2. Chairman of the Board. When a Chairman of the Board is elected by the Board of Directors, he or she shall be a member of the Board of Directors, shall preside at all meetings of the Board of Directors, and shall have such other duties as from time to time may be assigned to him or her by the Board of Directors or by the Executive Committee.
SECTION 3. President. If one or more Presidents are elected by the Board of Directors, each such President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors, by the Executive Committee or, if any such President is not designated the Chief Executive Officer of the Corporation, by the Chief Executive Officer.
SECTION 4. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors or the Executive Committee, or as may be delegated to him by the Chief Executive Officer.
SECTION 5. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose, and shall see that all notices are duly given in accordance with the provisions of law and these By-Laws. The Secretary shall be custodian of the records and of the corporate seal of the Corporation, shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he or she may attest the same. The Secretary may sign, with the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President, certificates of stock of the Corporation, and in general, the Secretary shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chairman of the Board, the Vice Chairman of the Board, a President, the Board of Directors or the Executive Committee.

The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.
SECTION 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations, may sign receipts and vouchers for payments made to the Corporation, and singly or jointly with another person as the Board of Directors may authorize, the Treasurer may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board. The Treasurer shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation. The Treasurer may sign, with the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President, certificates of stock of the Corporation, and in general, the Treasurer shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Vice Chairman of the Board, a President, the Board of Directors or the Executive Committee.
SECTION 7. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.
SECTION 8. Vacancies, Absences. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee whenever necessary may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.
SECTION 9. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for the purpose, or except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.
SECTION 10. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, a President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

ARTICLE VI.
CAPITAL STOCK
SECTION 1. Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated shares.
SECTION 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.
SECTION 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
SECTION 5. Record Dates. The Board of Directors may fix a date, not greater than sixty (60) days nor less than ten (10) days in advance of the date of any meeting of stockholders or adjournment thereof, and may fix a date not exceeding sixty (60) days prior to the date stockholders are entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, as a record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or for any other purpose; and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting of stockholders or any adjournment thereof, or entitled to receive payment of such dividend, or for such other purpose, notwithstanding any transfer of stock on the books of the Corporation after the record date so fixed.
ARTICLE VII.
CHECKS, NOTES, ETC.
SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange, promissory notes, acceptances, obligations and other instruments for the payment of money, shall be signed by the Chairman of the Board, the Vice Chairman of the Board, any President or Vice President and by the Treasurer or any Assistant Treasurer, or shall be signed by such other officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or the Executive Committee.
SECTION 2. Execution of Contracts, Assignment, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, and other instruments shall be signed by the Chief Executive Officer, the Chairman of the Board, the Vice Chairman of the Board or any President or Vice President or shall be signed by such officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or the Executive Committee or by the Chief Executive Officer, Chairman of the Board or a President pursuant to authorization by the Board of Directors.
SECTION 3. Voting of Stock and Execution of Proxies. The Chairman of the Board, the Vice Chairman of the Board, any President or Vice President or any other officer of the Corporation designated by the Board of Directors, the Executive Committee, the Chairman of the Board, or a President, shall be authorized to attend any meeting of the stockholders of any other corporation in which the Corporation is an owner of stock and to vote such stock upon all matters coming before such meeting. The Chairman of the Board, the Vice Chairman of the Board or any President or Vice President may sign and issue proxies to vote shares of stock of other corporations owned by the Corporation.
ARTICLE VIII.
WAIVERS
SECTION 1. Waivers. Whenever under the provisions of these By-Laws or of any law the stockholders or directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, such meeting or action may be held or taken without notice and without such lapse of time, on written waiver of such notice and lapse of time signed by every person entitled to such notice or by his attorney or attorneys thereunto authorized, either before or after the meeting or action to which such notice relates.

ARTICLE IX.
SEAL
SECTION 1. Seal. The seal of the Corporation shall show the year of its incorporation and shall be in such form as the Board of Directors shall prescribe. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.
ARTICLE X.
INDEMNIFICATION
SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article X the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation by reason) of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Authorization of Indemnification. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two (2) or more directors not at the time parties to such action, suit or proceeding, or (iii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
Any indemnification under this Article X shall be made promptly and, in any event, to the extent practicable, within sixty (60) days of receipt by the Corporation of the written request of the person to be indemnified.
SECTION 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article X, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was sending at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.
SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article X and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article X, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article X nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
SECTION 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within fourteen (14) days after receipt by the Corporation of a written statement from such director or officer requesting such an advancement, together with an undertaking, if required by law at the time of such advance, by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.
SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action taken (or omitted to be taken) in his official capacity and as to action taken (or omitted to be taken) in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article X but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.
SECTION 8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL or the provisions of this Article X. The Corporation may also obtain a letter of credit, act as self insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.
SECTION 9. Certain Definitions. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or as a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.
SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 11. Limitation on Indemnification. Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article X hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
SECTION 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to directors, employees and agents of the Corporation or of its wholly or partially owned, direct or indirect affiliated or subsidiary companies similar to those conferred in this Article X to directors and officers of the Corporation.
SECTION 13. Repeal or Modification. All rights to indemnification and to advancement of expenses under this Article X shall be deemed to be a contract between the Corporation and each director and officer who serves or has served in any such capacity, and each other person as to whom the Corporation has agreed to grant indemnity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the GCL or any other applicable law shall not in any way diminish any right to indemnification or to advancement of expenses of such director, officer or other person as to whom the Corporation has agreed to grant indemnity, or the obligations of the Corporation, arising hereunder for claims relating to matters occurring prior to such repeal or modification.
SECTION 14. Separability. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer, and each employee, agent and other person as to whom the Corporation has agreed to grant indemnity to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE XI.
AMENDMENTS
SECTION 1. Amendments. Subject to the provisions of applicable law and of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed and new By-Laws adopted either (1) at any annual or special meeting of the stockholders at which a quorum is present, or represented, provided notice of the proposed amendment shall have been contained in the notice of meeting, or (2) by the Board of Directors at any regular or special meeting at which a quorum is present, provided notice of the proposed amendment shall have been given. All such amendments must be approved by either the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors or by a majority of the entire Board of Directors then in office.
SECTION 2. Entire Board of Director. As used in this Article XI and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.
ARTICLE XII.
FISCAL YEAR
SECTION 1. Fiscal Year. The fiscal year of the Company shall end at the close of business on December 31 in each year, unless the Board of Directors shall determine otherwise.

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